Exhibit 10.33

                                                                  EXECUTION COPY

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT, dated as of November 7, 1996, is by and between Unilab Corporation (the "Seller") and Donaldson, Lufkin & Jenrette Securities Corporation (together with its successors and assigns, "DLJ").

                                    RECITALS

WHEREAS:

         A. All capitalized terms used in this Participation Agreement without definition shall have the respective meanings ascribed to such terms in the Stock Purchase Agreement (as defined below).

         B. Seller entered into a Stock Purchase Agreement with Unilabs Group Limited ("UGL") and UniHolding Corp. ("UniHolding"), dated as of June 30, 1995, a copy of which is attached hereto as Exhibit "A" (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Seller sold to UGL, and UGL purchased from Seller, 400 shares of capital stock of UGL, par value $1.00 per share (the "UGL Shares").

         C. Upon closing the Stock Purchase Agreement, UGL, in payment for the UGL Shares, (i) paid Unilab the Cash Consideration and (ii) delivered to Unilab a promissory note, dated June 30, 1995, in the principal amount of $15,000,000 (the "Note"), a copy of which is attached hereto as Exhibit "B".

         D. As collateral security for the payment of the Note, 200 of the UGL Shares were placed in Escrow pursuant to the terms of an Escrow Agreement, dated June 30, 1995, among Seller, UGL, UniHolding and Bankers Trust Company, as escrow agent. A copy of the Escrow Agreement is attached hereto as Exhibit "C".


                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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SECTION  1.  Purchase and Sale

     .Seller and DLJ, as the case may be, each covenant and agree as follows:

          (a) Subject to the terms and conditions of this Agreement, Seller wishes to sell to DLJ and DLJ wishes to purchase from Seller, an undivided 100% participation interest (the "Participation") in all of Seller's right, title and interest in and to the Note (including the registration rights granted therein), the Escrow Agreement, and, to the extent the rights conferred thereunder relate to the enforcement and collection of the Note or Escrow Agreement, the Stock Purchase Agreement (collectively, the "Agreements") and all rights associated therewith, including, without limitation:


                    (i) any right or claim (collectively, the "Related Claims") relating to the Agreements which Seller now has or hereafter acquires against any party to any Agreement (a "Party") retained by any Party in connection with the Agreements or any transaction contemplated therein; and

                    (ii) all cash, securities, interest, dividends or other property which may be distributed or exchanged for or collected in respect of the foregoing (including in connection with any restructuring of UGL or UniHolding), and the proceeds thereof, including, without limitation, distributions in respect of principal, interest, fees, costs and expenses relating thereto (collectively, the "Proceeds");

(all such right, title and interest of Seller in and to the Agreements, the Related Claims and the Proceeds being referred to herein as the "Participation Interest").

          (b) Nature of Participation. Upon the occurrence of the Closing pursuant to Section 2 below, Seller hereby sells and transfers to DLJ the Participation. The Participation conveyed hereunder is a true sale of an undivided 100% beneficial interest in the Note and the Agreements and, in accordance with the terms hereof, there shall exist an agency relationship between Seller, as agent, and DLJ, as beneficiary.

          (c) No Assumption of Obligations or Liabilities. Seller and DLJ intend and agree that DLJ is not assuming any of Seller's obligations or liabilities arising under or relating to the Agreements.

          (d) Security Interest. Effective upon Seller's receipt of the Purchase Price (as defined below), Seller hereby grants and conveys to DLJ a security interest in the Note as security for Seller's obligations hereunder. To perfect such security interest, concurrently with the execution and delivery of this Participation Agreement, Seller is delivering to DLJ the Note as collateral security.

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SECTION 2. Closing

     .The sale of the Participation is expressly conditioned upon and shall not be deemed to have occurred unless and until:

                    (i) Each of Seller and DLJ shall have executed and delivered to the other a copy of this Participation Agreement and shall have received the same;

                    (ii) Seller shall have delivered to DLJ the Note as collateral security in accordance with Section 1(d) above; and

                    (iii) DLJ shall have wired the Purchase Price (the "Purchase Price" as defined in that certain letter agreement, dated as of the date hereof, between Seller and DLJ (the "Pricing Letter")), in immediately available funds to:

                          Unilab Corporation
                          Bank Name:   Citibank
                          ABA #:       021000089
                          Account #:   4060-3893
                          Reference:   Sale of UGL Note

and Seller shall have received the Purchase Price (the date on which Seller receives the Purchase Price being referred to herein as the "Closing Date").

SECTION 3. Administration

   . Seller and DLJ, as the case may be, each covenant and agree as follows:

          (a) Expenses. Seller has paid, or will pay, any costs or expenses, if any, arising under or in connection with the Agreements that arise prior to, or are attributable to the period prior to, the Closing Date. DLJ shall reimburse Seller for costs and expenses under the Escrow Agreement that are attributable to the period from and after the Closing Date. Each party hereto shall be responsible for its own costs and expenses (including, without limitation, fees and disbursements of its counsel) in connection with entering into this Participation Agreement and consummating the transactions contemplated hereunder.

          (b) Distributions. Whenever Seller receives any Proceeds in respect of the Participation Interest, Seller shall promptly pay (in no event later than two business days after receipt) the same over to DLJ in accordance with the wire instructions set forth on the signature page hereto. Until any such Proceeds are paid to DLJ, Seller shall segregate and hold the same as agent for the sole economic benefit of DLJ. Unless otherwise instructed in writing by DLJ and as otherwise provided in this Participation Agreement, Seller shall use commercially

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reasonable efforts to cause any Proceeds issued in the form of securities to be registered in the name of DLJ or in such name or names as DLJ may direct, at DLJ's sole cost and expense.


          (c) Documents. Seller shall promptly upon the receipt thereof deliver to DLJ, at DLJ's sole cost and expense, any documents and notices that relate to the Agreements.

          (d) Acts and Decisions. Seller shall act as DLJ's agent and at DLJ's direction in DLJ's sole discretion and at DLJ's sole cost and expense, for all purposes under the Agreements, including, without limitation, for purposes of voting (to the extent permitted under the Agreements), distribution, and exercise of any rights under the Agreements including, without limitation, Seller's rights with respect to demand and other registration rights in respect of the resale by Seller on behalf of DLJ or directly by DLJ any securities to be issued in exchange for, or in payment of, the Note as directed by DLJ in writing. Without limiting the foregoing, DLJ, at its sole cost and expense, shall be entitled (i) to designate all attorneys to be retained by Seller (who shall be reasonably satisfactory to Seller) in connection with all matters relating to the Agreements including, without limitation, Seller's rights of enforcement thereunder and (ii) to direct all actions to be taken by such counsel, within the scope of its representation of Seller. DLJ shall have the exclusive right to direct the settlement of any litigation or restructuring affecting the Participation Interest. Notwithstanding the foregoing, DLJ, at its sole option, and at DLJ's sole cost and expense, may as Seller's agent or attorney-in-fact in Seller's name, as necessary or appropriate, take all actions it deems necessary to collect or enforce rights in respect of the Participation Interest and the Agreements and Seller shall execute any documents necessary so to authorize DLJ.

          (e) Seller to Act at DLJ's Request. Upon DLJ's request, and at DLJ's sole cost and expense, Seller shall take any actions reasonably requested by DLJ and not inconsistent with the terms of the Agreements with respect to the Agreements and the Participation Interest including, without limitation, the sale, in accordance with DLJ's instructions, of any securities issued by UGL or UniHolding in exchange for, or in payment of, the Note and the prompt payment to DLJ of the Proceeds thereof.

          (f) Transfer by Seller. Seller covenants and agrees that it shall not sell, grant, convey or transfer participation or subparticipation interests in, or otherwise transfer or encumber, in whole or in part, any of its right, title and interest in the Participation Interest or the Agreements other than as contemplated herein.

          (g) Acknowledgment of Relationship. DLJ and Seller each acknowledge that Seller has sold DLJ all equitable and beneficial interests of Seller in the Participation Interest and Seller shall retain legal title thereto in trust for DLJ.

SECTION 4. Seller's Representations and Warranties

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

     .Seller hereby represents and warrants as follows:

          (a) Good Standing. Seller is a Delaware corporation duly organized, validly existing and with requisite power and authority to execute and deliver this Participation Agreement and the Pricing Letter and consummate the transactions contemplated hereby.

          (b) Authority. The execution, delivery and performance of this Participation Agreement, the Pricing Letter and all other instruments and documents executed and delivered by Seller in connection herewith (i) have been duly authorized by all necessary action and do not and will not require any consent or approval of Seller's shareholders; (ii) have been duly authorized by Seller; and (iii) do not violate any law, rule, regulation, order, writ, judgment, injunction, decree, or determination presently in effect having applicability to Seller or any provision of Seller's charter or by-laws.

          (c) Validity. This Participation Agreement is binding upon and is enforceable against Seller in accordance with its terms.

          (d) Power to Grant. Seller has the full power and legal right to grant the security interest to DLJ pursuant to this Participation Agreement free and clear of any and all liens, claims and encumbrances.

          (e) Title. Seller is the sole owner of the Participation Interest, free and clear of any liens, claims, encumbrances or other charges whatsoever. Neither the Note nor the Participation is subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part.


          (f) Sophisticated Seller. Seller is a sophisticated seller with respect to the participation, has adequate information concerning the business and financial condition of UGL and UniHolding to make informed decisions regarding the sale of the Participation and has independently and without reliance upon DLJ and based upon such information as Seller has deemed appropriate, made its own independent decision to enter into this Participation Agreement. Seller acknowledges that DLJ may be in possession of material non-public information not known to Seller, and Seller covenants not to sue DLJ due to its lack of such information; provided, however, that such information, if any, does not contradict any of the representations made by DLJ herein.

          (g) Not an Insider. Seller is not an "insider" (as that term is defined in Section 101(31) of the Bankruptcy Code) with respect to UGL or UniHolding.


          (h) Actions by Seller. Seller has not engaged in any action, omission or conduct that could result in the Note being subject to any defense, right of setoff, recoupment,


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

avoidance, disallowance, or subordination, in whole or in part, whether on contractual, legal or equitable grounds.

          (i) Offsets. Neither UGL or UniHolding nor any of their affiliated entities maintains any deposit accounts with Seller.

          (j) Judgments; Principal Amount. No judgment has been entered upon the Note, no part of the original principal amount of the Note has been paid, and no challenge to the validity or enforceability of the Note has been asserted, or, to the best of Seller's knowledge, threatened, as of the date hereof.

          (k) No Defenses. Payment by UGL and UniHolding under the Note is not subject to any defense, right of setoff, recoupment, avoidance, disallowance, or subordination, in whole or in part.

          (l) Proceedings. No proceedings are pending or, to the best of Seller's knowledge, threatened against or affecting Seller, which, in the aggregate, could adversely affect the Participation or the Participation Interest.

          (m) Documents. There are no documents or agreements to which Seller is a party that would materially adversely affect the Agreements. Seller has delivered to DLJ true and complete copies of the Agreements, copies of which are annexed hereto as Exhibits A, B and C. None of the Agreements has been amended or modified.

          (n) Unfunded Obligations. Seller has no obligation to extend credit or any other financial accommodation to UGL or UniHolding.

          (o) Prior Representations True and Correct. Seller has complied with all of its agreements and covenants in the Agreements.

          (p) Release is Valid. Annexed hereto as Exhibit "D" is a true and correct copy of the Termination and Release Agreement and such agreement has not been amended or modified.

SECTION 5. DLJ's Representations

     .DLJ hereby represents and warrants as follows:

          (a) Good Standing. DLJ is validly existing and in good standing under the laws of its jurisdiction, and has all requisite power and authority to execute and deliver this Participation Agreement and the Pricing Letter and consummate the transactions contemplated hereby, and has obtained all consents and approvals, and made all registrations, required to be made or obtained by it in connection herewith.

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

          (b) Authority. The execution, delivery and performance of this Participation Agreement, the Pricing Letter and all other instruments and documents executed and delivered by DLJ in connection herewith (i) have been duly authorized by all necessary action and do not and will not require any consents or approvals; (ii) have been duly authorized by DLJ; and (iii) do not violate any law, rule, regulation, order, writ, judgment, injunction, decree, or determination presently in effect having applicability to DLJ or any provision of DLJ's charter or by-laws.

          (c) No Investment Advice. DLJ acknowledges that Seller has not given any investment advice, credit information or rendered any opinion as to whether the purchase of the Participation is prudent. DLJ acknowledges that Seller may be in possession of material non-public information not known to DLJ, and DLJ covenants not to sue Seller due to its lack of such information; provided, however, that such information, if any, does not contradict any of the representations made by Seller herein.

          (d) Purchase for Investment. Without creating any implication that the Participation is a security, DLJ represents that it (i) is an "accredited investor" within the meaning of Section 2(15) of the Securities Act of 1933 (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission thereunder, and (ii) is not purchasing the Participation, or any part thereof, with a view to the sale or distribution thereof in violation of the Securities Act; provided, however, that DLJ may resell the Participation if such resale is effected in accordance with the Securities Act and in compliance with
Section 7 hereof.

          (e) ERISA. DLJ is not purchasing the Participation on behalf of one or more employee benefit plans with proceeds which, directly or indirectly, constitute plan assets, as defined in the Employee Retirement Income Security Act of 1974, as amended.

          (f) Sophisticated Purchaser. DLJ is a sophisticated purchaser with respect to the Participation, has adequate information concerning the business and financial condition of UGL and UniHolding to make informed decisions regarding the purchase of the Participation and has independently and without reliance upon Seller and based upon such information as DLJ has deemed appropriate, made its own independent decision to enter into this Participation Agreement.

SECTION 6. Indemnities

          . (a) Seller's Indemnities. Seller hereby agrees to indemnify and hold DLJ and its agents, affiliates, controlling persons, officers, directors, and employees (collectively, the "DLJ Indemnitees") harmless from and against any and all expenses (including, without limitation, reasonable attorneys' fees and disbursements), losses (including lost profit), claims, damages or liabilities (collectively, "Liabilities") which are incurred by DLJ Indemnitees or any of them, caused by, or in any way resulting from or relating to, (i) Seller's failure to carry out


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any or all of its obligations under the Agreements or (ii) Seller's breach of any of its representations, warranties, covenants or agreements set forth herein.

          (b) DLJ's Indemnities. DLJ hereby agrees to indemnify and hold Seller, its agents, affiliates, controlling persons, officers, directors and employees (collectively, "Seller Indemnitees") harmless from and against any and all Liabilities which are incurred by Seller Indemnitees or any of them, including, but not limited to, reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to, (i) DLJ's breach of any of its representations, warranties, covenants or agreements set forth herein, (ii) any action taken by Seller in accordance with DLJ's direction pursuant to this Participation Agreement; or (iii) any action taken by DLJ as agent or attorney-in-fact of Seller.

SECTION 7. Transfer

        . (a) Further Assignments, Participations. This Participation
Agreement including, without limitation, the representations, warranties, covenants and agreements contained herein, shall inure to the benefit of and be enforceable by the respective parties hereto and their respective successors, assigns and transferees. DLJ may sell, assign, or transfer or participate the Participation or any portion thereof or any interest therein without Seller's consent; provided, however, that, absent Seller's consent, which consent shall not be unreasonably withheld or delayed, any such sale, assignment or transfer, the obligations of DLJ and Seller hereunder shall remain in full force and effect until fully paid, performed and satisfied. Seller shall not assign, sell or otherwise transfer its obligations under this Agreement without the consent of DLJ.

          (b) Conversion to Direct Assignment. At any time after the date hereof, upon DLJ's request, Seller shall take all steps reasonably necessary to convert the Participation Interest into a direct assignment of the Note (rather than as a participation). At DLJ's sole cost and expense, Seller and DLJ shall use commercially reasonable efforts to obtain any necessary consents to transfer Seller's rights under the Agreements; provided, however, that, notwithstanding any such conversion of the Participation Interest to a direct assignment, this Participation Agreement shall not terminate upon such assignment. DLJ shall promptly reimburse Seller for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection therewith.


SECTION 8. Miscellaneous

 .         (a) Notices. All notices between parties shall be in writing. Notices delivered personally or by telecopier shall be deemed received on the same business day if delivered personally or by telecopier before 3:00 p.m. on such day, and otherwise on the next day. Notices deposited with an overnight courier service prior to its deadline on any business day shall be deemed received on the next business day. Notices deposited in the mail, postage prepaid, on


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any business day shall be deemed received on the seventh business bay following such deposit. All notices to Seller shall be given to:

     Unilab Corporation
     401 Hackensack Avenue
     9th Floor
     Hackensack, New Jersey 07601
     Attention: Mark Bibi
     Telephone:        201-525-1000
     Telecopier:       201-525-1331

All notices to DLJ shall be given to:

     Donaldson, Lufkin & Jenrette Securities Corporation
     277 Park Avenue
     9th Floor
     New York, New York 10172
     Attn:  Daniel Travers
     Telephone:  (212) 892-3017
     Telecopier: (212) 892-5231

          (b) Final Integration. This Participation Agreement and the Pricing Letter shall serve as a final integration and expression of all agreements between Seller and DLJ with respect to the subject matter hereof, and any previous agreement representation or warranty, whether oral or written, shall have no force and effect.

          (c) Choice of Law. This Participation Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York without reference to conflict of law principles.

          (d) Survival, Successors and Assigns. This Participation Agreement (except as expressly provided herein), including without limitation, the representations, warranties, covenants and indemnities contained herein, all of which shall survive the execution and delivery of this Participation Agreement
(i) shall inure to the benefit of and be enforceable by the respective parties hereto and their successors, assigns, participants and transferees and (ii) shall be binding upon and enforceable against the respective parties hereto, and their respective successors, assigns and transferees.


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

          (e) Further Assurances. Each of the parties hereto agrees to execute and deliver or cause to be delivered all such instruments and to take all such action as the other party may reasonably request in order to effectuate the intent and purposes of and to carry out the terms of this Participation Agreement.


          (f) Amendments. No amendment of any provision of this Participation Agreement shall be effective unless it is in writing and signed by Seller and DLJ, and no waiver of any provision of this Participation Agreement nor consent to any departure by Seller or DLJ therefrom, shall be effective unless it is in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


          (g) Headings. The headings of the Sections and subsections of this Participation Agreement are for informational purposes only, do not constitute a part of this Participation Agreement and shall not affect the interpretation hereof.


          (h) Counterparts. This Participation Agreement may be executed in counterparts each of which when so executed shall be original but all such counterparts shall together constitute but one and the same instrument. Executed counterparts may be delivered by telecopier, provided that original executed counterparts are thereafter exchanged by mail or overnight delivery service.


          (i) Acknowledgment. Seller and DLJ each hereby acknowledges and agrees that in no event shall any of the officers, directors, shareholders, employees, agents or investment managers of either party or any affiliate of either party (each, a "Related Entity") have any personal obligation or liability to Seller or DLJ, as the case may be, for any action taken or omitted by or on behalf of any Related Entity hereunder or in connection herewith. Seller and DLJ each further acknowledges and agrees that all obligations of the other party under this Participation Agreement are enforceable solely against such party and such party's assets and not against the assets of any Related Entity and no Related Entity shall be held liable or responsible for any obligations of either party arising out of this Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Participation Agreement on the date first above written.


                                              UNILAB CORPORATION



                                              By:_________________________
                                                   Name:
                                                   Title:

                                              DONALDSON, LUFKIN & JENRETTE
                                                   SECURITIES CORPORATION



                                              By:
                                                   Name:
                                                   Title:

                                              DLJ's Wire Instructions:

                                              Citibank, N.A.
                                              ABA #:  021000089
                                              Acct. Name:  DLJ Securities Corp.
                                              Acct. No.:  911-125623


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                                    EXHIBIT A

                            STOCK PURCHASE AGREEMENT





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


                                    EXHIBIT B

                                 PROMISSORY NOTE




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

                                    EXHIBIT C

                                ESCROW AGREEMENT





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

                                    EXHIBIT D

                        TERMINATION AND RELEASE AGREEMENT


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